UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2005

Polaris Industries Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-11411	41-1790959
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2100 Highway 55, Medina, Minnesota		55340
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-542-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 20, 2005, Polaris Industries Inc. (the "Company") issued a news release announcing that Stefan Pierer has been appointed as a director of the Company effective October 20, 2005. The Board of Directors of the Company has also appointed Mr. Pierer to serve on the Technology Committee of the Board Directors.

As previously reported on the Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on July 19, 2005, August 11, 2005 and September 7, 2005, the Company, through its Austrian subsidiary, purchased a 24.9% interest in KTM Power Sports AG ("KTM") from an institutional investor and entered into a Call Option Agreement (the "Call Option Agreement") with respect to the shares of KTM with Cross Industries AG ("Cross"). The shareholders of Cross are Pierer GmbH and Knünz GmbH, each beneficially owning 50% of the share capital and the voting rights of Cross. Mr. Pierer beneficially owns 100% of the share capital and the voting rights of Pierer GmbH.

The Call Option Agreement grants each party a series of call rights to acquire the other’s ownership interest in KTM, which rights generally become exercisable after the end of the third quarter in October 2007. Upon the occurrence of certain events, such as the death of key members of KTM’s management or a change in control of the Company, the vesting of these call rights may be accelerated. The purchase price per share for the call rights will be formula-based depending, in part, upon the financial performance of both companies for the 12-month period ending on the measurement date. In the event the Company exercises its call right, the purchase price may be payable in cash or a combination of cash and shares of the Company’s common stock; however, the Call Option Agreement provides that the price must be paid entirely in cash if, at the time such price becomes payable, Mr. Pierer is not serving as a member of the Company’s Board of Directors for any reason other than death, disability, resignation or because Mr. Pierer declined to stand for election to the Company’s Board of Directors. The foregoing description of the terms of the Call Option Agreement is qualified in its entirety by reference to the Call Option Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2005.

A copy of the news release announcing Mr. Pierer’s election to the Board of Directors is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On October 20, 2005, the Company also issued a news release announcing the declaration of a quarterly dividend and announcing that its Board of Directors increased the Company’s common stock share repurchase authorization by 4.0 million shares, bringing the number of shares remaining available for repurchase under the current authorization to 5.0 million shares. Since 1996, the Company has repurchased approximately 22.0 million shares of its common stock under its share repurchase program. A copy of the related news release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 News Release dated October 20, 2005
99.2 News Release dated October 20, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polaris Industries Inc.

October 20, 2005	By:	/s/Michael W. Malone

Name: Michael W. Malone
Title: Vice President-Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

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Exhibit Index

Exhibit No.	Description

99.1	News Release dated October 20, 2005
99.2	News Release dated October 20, 2005